FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) or (g), OF THE
                 SECURITIES EXCHANGE ACT OF 1934


               SHOWBOAT MARINA CASINO PARTNERSHIP
       (Exact name of registrant as specified in charter)


           Indiana                          35-1978576
  (State of incorporation or             (I.R.S. Employer
        organization)                   Identification No.)



400 East Chicago Avenue, East Chicago, Indiana             46312
(Address of principal executive offices)               (Zip Code)


               SHOWBOAT MARINA FINANCE CORPORATION
       (Exact name of registrant as specified in charter)


            Nevada                          88-0356197
  (State of incorporation or             (I.R.S. Employer
        organization)                   Identification No.)



400 East Chicago Avenue, East Chicago, Indiana             46312
(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class        Name of exchange on which each
      to be so registered          class is to be registered

         13 1/2% Series B
 First Mortgage Notes due 2003
    in principal amount of            New York Stock Exchange
         $140,000,000


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.  [X]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        (Title of Class)


ITEM 1.   DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED

     The information required for this item is incorporated herein by reference from the Registrants' Prospectus (file number 333-4402) filed with the Securities and Exchange Commission (the "Commission") on July 8, 1996, registering the 13 1/2% Series B First Mortgage Notes due 2003 in the principal amount of $140,000,000 ("Notes") with the Commission.


ITEM 2.   EXHIBITS<F1>

Exhibit DESCRIPTION OF EXHIBIT
  NO.

  1.    Registrants'  Form S-4 Registration Statement,  Amendment
        No. 2, file number 333-4402, filed with the Commission on July 8, 1996 and effective July 11, 1996.

  2.    Registrants'  Form 10-Q for the Quarter  Ended  June  30,
        1996.

  3.    Articles  of  Incorporation of  Showboat  Marina  Finance
        Corporation filed March 7, 1996.

  4.    Bylaws  of  Showboat Marina Finance Corporation certified
        March 21, 1996.

  5.    Partnership   Agreement   of   Showboat   Marina   Casino
        Partnership dated as of March 1, 1996.

  6.    Indenture relating to the Notes.

  7.    Specimen Note Certificate relating to the Notes.

<F1>
Pursuant to Instruction II to Form 8A, the Registrants have not filed any exhibits with the Commission. Item 2 sets forth the exhibits which were filed by the Registrants with the New York
Stock Exchange.


                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 1, 1996
                                   SHOWBOAT MARINA CASINO
                                   PARTNERSHIP, an Indiana general
                                   partnership

By:  SHOWBOAT MARINA INVESTMENT    By:   SHOWBOAT MARINA
     PARTNERSHIP, an Indiana             PARTNERSHIP, an Indiana
     general partnership, a              general partnership, a
     general partner                     general partner

By:  SHOWBOAT INDIANA INVESTMENT   By:   SHOWBOAT INDIANA INVESTMENT
     LIMITED PARTNERSHIP, a              LIMITED PARTNERSHIP, a
     Nevada limited partnership,         Nevada limited partnership,
     a general partner                   a general partner

By:  SHOWBOAT INDIANA, INC., a     By:   SHOWBOAT INDIANA, INC., a
     Nevada corporation, its             Nevada corporation, its
     general partner                     general partner

     /s/ J. Keith Wallace                /s/ J. Keith Wallace
     J. Keith Wallace                    J. Keith Wallace
     President and Chief                 President and Chief
     Executive Officer                   Executive Officer

By:  WATERFRONT ENTERTAINMENT AND  By:   WATERFRONT ENTERTAINMENT
     DEVELOPMENT, INC., an               AND DEVELOPMENT, INC., an
     Indiana corporation, a              Indiana corporation, a
     general partner                     general partner

     /s/ Michael A. Pannos               /s/ Michael A. Pannos
     Michael A. Pannos                   Michael A. Pannos
     President                           President

                                   SHOWBOAT MARINA FINANCE
                                   CORPORATION, a Nevada corporation

                                         /s/ Michael A. Pannos
                                   By:   Michael A. Pannos
                                         Secretary